UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2019

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant’s telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule

On December 17, 2019 ShiftPixy, Inc. (the “Company”) received a letter from the staff of the Listing Qualification Department (the “Staff”) of the NASDAQ Stock Market LLC (“NASDAQ”), which notified the Company that it no longer complies with the Listing Rule 5550(a)(4) by not having the minimum of 500,000 publicly held shares for the NASDAQ Capital Market.

The letter further noted that notice of receipt of the letter must be disclosed within four business days or by December 23, 2019. The Company providing notice by this Form 8-K as permitted by NASDAQ Listing Rule 5810(b).

As noted in previous filings, the Company has requested a hearing from the NASDAQ Hearing Panel to discuss listing deficiencies noted in previous filings. The Company’s Request for Hearing was granted and at the hearing the Company will set forth its plans to come into compliance with the various NASDAQ Listing Rules. Per the Staff, the minimum share requirement is to be included at the NASDAQ Panel hearing scheduled for January 23, 2020.

There can be no assurance that the Company will successfully regain compliance with the minimum publicly held shares requirement, the Minimum Bid Price Requirement or the MVLS Requirement rule. The Company disclaims any intention to update this Current Report on Form 8-K to disclose any action or response that the Company may decide to take after the filing of this report, unless required by law, rule, or regulation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: December 20, 2019	By:	/s/ Scott Absher
Scott Absher
Chief Executive Officer

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